                                                                      EXHIBIT 21



                              List of Subsidiaries

     The following is a list of the Registrant's subsidiaries.

                            Percentage of         Consolidated
          Name                Ownership          with Registrant
          ----                ---------          ---------------
    FDC Group, Inc.             100%                  Yes
(a Colorado corporation)

 Lenders Resources, Inc.        100%                  Yes
(a Colorado corporation)